Q4 & FY 2024 Shareholder Letter UNLOCK THE SKIES™

HIGHLIGHTS // STRONG LIQUIDITY POSITION Our total liquidity is now over $1B*. We have long maintained one of the strongest balance sheets in our industry, and the additional capital raised since the end of Q3’24 has further strengthened our leadership position. Quarterly Spend On Target. Our spending in Q4’24 remained within our guided range, and stayed nearly flat for the second straight quarter. 2 OUTSIZED DEFENSE OPPORTUNITY In December, we announced an exclusive partnership with Anduril Industries Inc. (“Anduril”), a defense technology company with a mission to transform U.S. and allied military capabilities with advanced technology, to jointly develop a hybrid vertical take-off and landing (VTOL) aircraft for critical defense applications. We believe the potential demand for this aircraft is stronger than expected. ABU DHABI AVIATION TO BE FIRST MIDNIGHT “LAUNCH EDITION” COMMERCIALIZATION CUSTOMER Our Launch Edition program aims to establish a pragmatic and repeatable playbook to deploy Midnight commercially to dozens of early adopter markets in advance of type certification of the aircraft by the FAA. Abu Dhabi Aviation, the largest commercial helicopter operator in the Middle East, plans to deploy the first Midnight aircraft later this year as the company’s first Launch Edition customer. STARTING PRODUCTION AT ARC & PLANNING TO MANUFACTURE UP TO 10 MIDNIGHT AIRCRAFT IN 2025 We are now starting production of our first Midnight aircraft at our ARC facility in Covington, GA. We are planning to build up to 10 Midnight aircraft this year to support our ongoing certification-related testing programs and deployments with key partners. We believe this will help us build operational expertise, generate revenue and strengthen long-term demand. *Includes Q4’24 ending cash balance of $835M, and the $302M raised through our equity offering in February that was previously announced.

COMMERCIAL LAUNCH // 3 Archer Unveils Midnight “Launch Edition” Program with Abu Dhabi Aviation As First Customer Our Launch Edition program aims to establish a pragmatic and repeatable playbook to deploy Midnight commercially to dozens of early adopter markets in advance of type certification of the aircraft by the FAA. Abu Dhabi Aviation (ADA) is our first Launch Edition customer, with plans to utilize our initial fleet of Midnight aircraft beginning later this year. In addition to the Launch Edition aircraft, we also plan to provide ADA with a team of pilots, technicians and engineers to support the initial operational ramp, helping ensure a safe and efficient deployment. We will continue to work closely with ADA, the General Civil Aviation Authority and its other established partners in the region on our goal of launching commercial electric air taxis in Abu Dhabi as soon as possible. L A U N C H E D I T I O N

4 MANUFACTURING RAMP // Manufacturing up to 10 Midnight Aircraft in 2025 IN Q4’24 WE COMPLETED CONSTRUCTION ON ARC — OUR HIGH-VOLUME FACILITY IN GEORGIA WE ARE NOW STARTING PRODUCTION OF AIRCRAFT AT OUR ARC FACILITY FOCUSED ON RAMPING SAFE, SCALABLE MANUFACTURING OPERATIONS IN A CAPITAL EFFICIENT MANNER IN PARTNERSHIP WITH STELLANTIS

ARCHER DEFENSE

BUILDING NEXT-GENERATION AIRCRAFT AND ADVANCED TECHNOLOGIES FOR DEFENSE APPLICATIONS

OUR PLATFORM

1 RAPID DEVELOPMENT

Proven ability to quickly design, build, and test next gen aircraft within ~18 months

2 TOP TALENT BASE

Access to leading Silicon Valley talent

3 LEADING INNOVATION IN POWERTRAIN

Development of proprietary electric powertrain and manufacturing capabilities with foundation to rapidly deploy more advanced technologies (i.e., hybrid-electric)

4 CAPACITY TO MANUFACTURE

Highly skilled manufacturing leadership and scalable manufacturing facility readying for production

ARCHER | ANDURIL

ENTERED INTO AN EXCLUSIVE PARTNERSHIP TO BUILD A DUAL-USE VTOL AIRCRAFT

HYBRID PROPULSION SYSTEM + **ARTIFICIAL INTELLIGENCE** = **NEXT-GEN, DUAL-USE AEROSPACE PLATFORM**

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6 Received FAA Certification For Our Pilot Training Academy This certification, referred to as Part 141, is granted to a flight school by the FAA, signifying that it is a formally recognized and regulated institution for pilot training. With this certificate, we can now train and qualify pilots as part of our training academy. Our focus is on building a pipeline of pilots to support our planned rollout of our Midnight aircraft globally. With this certificate, we have now received the third certificate required from the FAA to launch our air taxi operations in the U.S. when Midnight receives its Type Certification. We previously received our Part 135 Air Carrier & Operator certificate from the FAA in June of 2024 and prior to that, in February of 2024, our Part 145 certification. Part 142 is the fourth and final certificate we are pursuing. CERTIFICATION PROGRESS // This certification underscores our commitment to safety, training excellence, and preparing a skilled workforce for the future of aviation.” BILLY NOLEN ARCHER’S CHIEF REGULATORY OFFICER & FORMER FAA ADMINISTRATOR “

7 CERTIFICATION PROGRESS // We have been working with the UAE’s federal regulator, the General Civil Aviation Authority (GCAA), for nearly two years. Our certification efforts with them have accelerated significantly over the last few quarters. We’ve now finalized our project-specific certification plan with the GCAA. This document outlines the steps needed to bring Midnight to market in the country, which we are well down the path of executing against. We have already begun submitting compliance data for review and acceptance and expect to work in earnest on that throughout the remainder of the first half of this year. Later in the year, we are planning to deliver our first piloted Midnight aircraft to the UAE and begin flight testing with this aircraft. Our testing efforts there will focus on high-temperature operations as conditions there can exceed 110 degrees during the day. Subsequent to that, we plan to start flights in and around cities in the UAE performing demo flights to and from some of the locations in our intended network and performing market survey flights with limited passenger operations working towards our ultimate commercial launch. /// FLIGHT OPS /// GCAA CERT UAE Project Specific Certification Process [PSCP] Submit Compliance Data to GCAA Remote Location High Operating Temperature Testing FULL COMMERCIAL OPERATIONS UAE GCAA CERTIFICATION PROCESS Experimental Operations Multiple Locations Network Proving Flights Limited passengers UAE Aircraft Qualification Market Survey + Early Commercial Operations Pragmatic Pathway To Commercial Deployment In the UAE Continued Steady Progress With The FAA As we’ve highlighted previously, the FAA outlines the process for type certification in Order 8110.4C, which defines the 4 phases that lead to type certification. Last quarter in our shareholder letter we produced a chart from page 18 of that order showing the activities to be performed by each phase and our current status in each of those phases. Over the last few months, our efforts have largely been focused on our safety of flight activities related to our piloted aircraft. We have now completed 700+ flight hours on our iron bird—testing numerous potential failure modes across many of Midnight’s key systems in advance of planned for credit testing on the aircraft. We continue to be largely focused on the fourth phase of our certification program with the FAA. We now have FAA approval for ~13% of the total compliance verification documents in this final phase before type certification. 7

8 MAR 4 RAYMOND JAMES INVESTOR CONFERENCE Orlando, FL MAR 6 MORGAN STANLEY TECHNOLOGY, MEDIA & TELECOM CONFERENCE San Francisco, CA MAR 11 CANTOR FITZGERALD GLOBAL TECHNOLOGY CONFERENCE New York, NY MAR 12-13 JP MORGAN INDUSTRIALS CONFERENCE New York, NY MAR 26-28 LIFT SUMMIT Monterey, CA Today’s Webcast & Conference Call Details TIME 2 PM PT (5 PM ET) WEBCAST Accessible via our IR website (investors.archer.com) CONFERENCE 404-975-4839 (domestic) CALL +1 833-470-1428 (international) Access code: 673149 Upcoming Events

ARCHER

Q4 2024 & FY 2024 Financial Review

We reference several non-GAAP metrics in the financial discussion that follows. Unless otherwise noted or defined, our non-GAAP metrics are calculated by starting with the equivalent GAAP metric and subtracting non-cash stock-based compensation, non-cash warrant expenses, changes in fair value of warrants and expense taken in connection with the Boeing Wisk Agreements (as defined below). We believe these adjustments are appropriate to enhance the overall understanding of our underlying financial and operational performance.

SUMMARY FINANCIALS

(In millions; unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
	DEC 31, 2024	SEP 30, 2024	DEC 31, 2023	DEC 31, 2024	DEC 31, 2023
TOTAL OPERATING EXPENSES[1]	$ 124.2	$ 122.1	$ 107.3	$ 509.7	$ 446.9
NET LOSS[1]	(198.1)	(115.3)	(109.1)	(536.8)	(457.9)
NON-GAAP TOTAL OPERATING EXPENSES[2][3]	98.3	96.8	87.5	380.6	311.8
ADJUSTED EBITDA[3][4]	(94.8)	(93.5)	(85.2)	(368.9)	(305.3)
CASH, CASH EQUIVALENTS	834.5	501.7	464.6	834.5	464.6

1) Amounts reflect charges related to the technology and dispute resolution agreements (the "Boeing Wisk Agreements") reached on August 10, 2023, between us, Wisk Aero LLC and the Boeing Company.
2) Non-GAAP total operating expenses is a financial measure adjusting total operating expenses for warrant expenses, stock-based compensation, and expense related to the Boeing Wisk Agreements.
3) A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled "GAAP to Non-GAAP Reconciliation".
4) Adjusted EBITDA is a financial measure adjusting net loss for other income (expense), net, interest income, net, income tax expense, depreciation and amortization expense, warrant expenses, stock-based compensation, and expense related to the Boeing Wisk Agreements.

CASH & LIQUIDITY

We ended the fourth quarter of 2024 with $834.5 million of cash and cash equivalents on our balance sheet and an additional $6.8 million of restricted cash. These ending cash balances represents the highest ever watermark for our quarter-end cash balances. Furthermore, we closed on a $301.8 million registered direct offering in early 2025, bringing total company liquidity to approximately $1.1 billion. In addition, we are in the final stages of our discussions with Stellantis with regards to the contract manufacturing agreement which will likely finalize within the first quarter of 2025 and give us access to approximately $390.0 million in funding over time.

For the fourth quarter of 2024, we increased ending cash balances by $332.8 million from the third quarter of 2024, which was primarily due to the $425 million gross proceeds from the PIPE transaction, and funds raised through our ATM, partially offset by cash used in operations and investing.

For the full year 2024, our cash and cash equivalents increased by $369.9 million from the fourth quarter of 2023, primarily driven by $820.4 million cash provided by financing activities, partially offset by $450.6 million of cash used in operations and the purchase of property and equipment, which included approximately $50.3 million cash payment for the Georgia facility construction in 2024.

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10 TOTAL OPERATING EXPENSES Our fourth quarter and full year 2024 total operating expenses represent investments required to achieve the key elements of our commercialization plan. We continued to invest in the design, development, test, certification and production activities for our aircraft. Further, we invested in several of our supply chain partners for non-recurring engineering costs as they work to establish capabilities to manufacture certain components and subsystems for our aircraft at scale, and made investments in the people and infrastructure required to scale our operations. Total GAAP operating expenses for the fourth quarter of 2024 were $124.2 million, which were slightly higher than the third quarter of 2024 by $2.1 million, and $16.9 million increase from the fourth quarter of 2023, both primarily due to the investments we have made structurally in people related spend to support our current phase of development, testing efforts and manufacturing scale up. Total GAAP operating expenses for the fiscal year 2024 were $509.7 million, an increase of $62.8 million over fiscal year 2023, primarily due to investments made in people related spend as mentioned above, and in technology development and scaling infrastructure. Total non-GAAP operating expenses (which are GAAP operating expenses less stock-based compensation, warrant expenses and other one-time expenses, a reconciliation for which is provided in the financial statement section of this letter) for the fourth quarter of 2024 were $98.3 million, which increased by $1.5 million over the third quarter of 2024, and increased $10.8 million from the fourth quarter of 2023, primarily due to the investments made in people related costs as mentioned above. Total non-GAAP operating expenses for the fiscal year 2024 were $380.6 million, an increase of $68.8 million over fiscal year 2023, due to reasons mentioned above leading to the increase in total GAAP operating expenses. NET LOSS AND ADJUSTED EBITDA Net loss for the fourth quarter of 2024 was $198.1 million, which increased by $82.8 million from the third quarter of 2024, and by $89.0 million from the fourth quarter of 2023, primarily due to the non-cash decrease in other income (expense), net driven by the change in fair value of warrant liability. Net loss for the fiscal year 2024 was $536.8 million, which increased $78.9 million from fiscal year 2023 due to the $62.8 million increase in total GAAP operating expenses mentioned above, and the non-cash decrease in other income (expense), net driven by the change in fair value of warrant liability. For the fourth quarter of 2024, adjusted EBITDA loss also stayed relatively flat at $94.8 million from the third quarter of 2023, as we continued to execute to our aircraft program development milestones and manufacturing ramp. For the fiscal year 2024, adjusted EBITDA loss increased by $63.6 million from the fiscal year 2023, primarily due to the increase in non-GAAP operating expenses to fund the investments we have made structurally in people related spend to support our current phase of development, testing efforts and manufacturing scale up, as well as increased spend with our suppliers for the non-recurring engineering costs and aircraft components necessary as we build and test additional aircrafts. Q1 2025 FINANCIAL ESTIMATES We anticipate Adjusted EBITDA to be a loss of $95 million to $110 million for the first quarter of 2025. We have not reconciled our Adjusted EBITDA estimates because certain items that impact non-GAAP metrics are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2025 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of non-GAAP metrics is not available without unreasonable effort.

ARCHER AVIATION INC. CONSOLIDATED BALANCE SHEETS (In millions, except share and per share data; unaudited) 11 DEC 31, 2024 DEC 31, 2023 Assets Current assets Cash and cash equivalents $ 834.5 $ 464.6 Restricted cash 6.8 6.9 Prepaid expenses 12.5 7.9 Other current assets 4.6 0.8 Total current assets 858.4 480.2 Property and equipment, net 126.8 57.6 Intangible assets, net 0.3 0.4 Right-of-use assets 8.1 8.9 Other long-term assets 7.6 7.2 Total assets $ 1,001.2 $ 554.3 Liabilities and Stockholders’ Equity Current liabilities Accounts payable $ 14.6 $ 14.3 Current portion of lease liabilities 3.7 2.8 Accrued expenses and other current liabilities 52.8 96.9 Total current liabilities 71.1 114.0 Notes payable 64.0 7.2 Lease liabilities, net of current portion 11.3 13.2 Warrant liabilities 89.4 39.9 Other long-term liabilities 12.8 12.9 Total liabilities 248.6 187.2 Stockholders’ equity Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2024 and 2023 - - Class A common stock, $0.0001 par value; 1,400,000,000 and 700,000,000 shares authorized as of December 31, 2024 and 2023, respectively; 503,777,464 and 265,617,341 shares issued and outstanding as of December 31, 2024 and 2023, respectively 0.1 - Class B common stock, $0.0001 par value; 300,000,000 shares authorized; 0 and 38,165,615 shares issued and outstanding as of December 31, 2024 and 2023, respectively - - Additional paid-in capital 2,438.4 1,515.9 Accumulated deficit (1,685.6) (1,148.8) Accumulated other comprehensive loss (0.3) - Total stockholders’ equity 752.6 367.1 Total liabilities and stockholders’ equity $ 1,001.2 $ 554.3

ARCHER AVIATION INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share and per share data; unaudited) 12 YEAR ENDED DECEMBER 31, 2024 2023 Operating Expenses Research and development $ 357.7 $ 276.4 General and administrative 152.0 168.4 Other warrant expense - 2.1 Total operating expenses 509.7 446.9 Loss from operations (509.7) (446.9) Other expense, net (48.8) (26.9) Interest income, net 21.9 16.4 Loss before income taxes (536.6) (457.4) Income tax expense (0.2) (0.5) Net loss $ (536.8) $ (457.9) Net loss per share, basic and diluted $ (1.42) $ (1.69) Weighted-average shares outstanding, basic and diluted 376,734,395 270,408,132

ARCHER AVIATION INC. CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (In millions; unaudited) 13 YEAR ENDED DECEMBER 31, 2024 2023 Cash flows from operating activities Net loss $ (536.8) $ (457.9) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation, amortization and other 11.7 6.5 Debt discount and issuance cost amortization - 0.7 Stock-based compensation 108.8 45.2 Change in fair value of warrant liabilities and other warrant costs 49.5 32.9 Gain on issuance of common stock (1.5) (3.6) Non-cash lease expense 3.0 3.8 Research and development warrant expense 8.1 17.5 General and administrative warrant expense 0.2 - Other warrant expense - 2.1 Technology and dispute resolution agreements expense 5.6 70.3 Accretion and amortization income of short-term investments - (2.3) Changes in operating assets and liabilities: Prepaid expenses (4.0) 1.9 Other current assets (4.1) 0.8 Other long-term assets (2.4) (5.0) Accounts payable (0.1) 9.2 Accrued expenses and other current liabilities (4.3) 2.3 Operating lease right-of-use assets and lease liabilities, net (3.3) 2.4 Other long-term liabilities 1.0 1.6 Net cash used in operating activities (368.6) (271.6) Cash flows from investing activities Proceeds from maturities of short-term investments - 465.0 Purchase of property and equipment (82.0) (44.3) Net cash provided by (used in) investing activities (82.0) 420.7 Cash flows from financing activities Proceeds from issuance of debt 57.5 7.5 Repayment of long-term debt - (10.0) Payment of debt issuance costs (0.7) (0.3) Payments for taxes related to net share settlement of equity awards - (3.5) Net proceeds from financing and issuance of common stock 758.8 253.5 Proceeds from shares issued under employee stock purchase plan 4.8 2.9 Net cash provided by financing activities 820.4 250.1 Net increase in cash, cash equivalents, and restricted cash 369.8 399.2 Cash, cash equivalents, and restricted cash, beginning of period 471.5 72.3 Cash, cash equivalents, and restricted cash, end of period $ 841.3 $ 471.5

ARCHER

GAAP to Non-GAAP Reconciliation

A reconciliation of total operating expenses to non-GAAP total operating expenses for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, and for the twelve months ended December 31, 2024 and December 31, 2023, respectively, are set forth below.

RECONCILIATION OF OPERATING EXPENSES
(In millions; unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
	DEC 31, 2024	SEP 30, 2024	DEC 31, 2023	DEC 31, 2024	DEC 31, 2023
TOTAL OPERATING EXPENSES	$ 124.2	$ 122.1	$ 107.3	$ 509.7	$ 446.9
Adjusted to exclude the following:					
Stellantis warrant expense [1]	(2.0)	(2.0)	(4.4)	(8.1)	(17.5)
Other warrant expense [2]	-	-	-	-	(2.1)
Stock-based compensation [3]	(23.9)	(21.4)	(20.4)	(108.8)	(45.2)
Technology and dispute resolution agreements [4]	-	(1.7)	5.0	(12.0)	(70.3)
General and administrative warrant expense	-	(0.2)	-	(0.2)	-
NON-GAAP TOTAL OPERATING EXPENSES	**$ 98.3**	**$ 96.8**	**$ 87.5**	**$ 380.6**	**$ 311.8**

1) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to Stellantis in connection with certain services they are providing to the Company.
2) Other warrant expenses associated with the United warrant agreement.
3) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination and the one-time credit for the founder's grant forfeiture as disclosed previously.
4) Amounts reflect charges relating to the Boeing Wisk Agreements.

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ARCHER

GAAP to Non-GAAP Reconciliation (cont.)

A reconciliation of net loss to Adjusted EBITDA for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, and for the twelve months ended December 31, 2024 and December 31, 2023, respectively, are set forth below.

RECONCILIATION OF ADJUSTED EBITDA
(In millions; unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
	DEC 31, 2024	SEP 30, 2024	DEC 31, 2023	DEC 31, 2024	DEC 31, 2023
NET LOSS	$ (198.1)	$ (115.3)	$ (109.1)	$ (536.8)	$ (457.9)
Adjusted to exclude the following:					
Other (income) expense, net (1)	80.1	(1.4)	7.2	48.8	26.9
Interest income,net	(6.0)	(5.5)	(5.6)	(21.9)	(16.4)
Income tax expense	(0.2)	0.1	0.2	0.2	0.5
Depreciation and amortization expense	3.5	3.3	2.3	11.7	6.5
Stellantis warrant expense (2)	2.0	2.0	4.4	8.1	17.5
Other warrant expense (3)	-	-	-	-	2.1
Stock-based compensation (4)	23.9	21.4	20.4	108.8	45.2
Technology and dispute resolution agreements(5)	-	1.7	(5.0)	12.0	70.3
General and administrative warrant expense	-	0.2	-	0.2	-
ADJUSTED EBITDA	**$ (94.8)**	**$ (93.5)**	**$ (85.2)**	**$ (368.9)**	**$ (305.3)**

1) Amounts include changes in fair value of the public and private warrants, which are classified as warrant liabilities; gain on share issuance and accretion and amortization income of short-term investments.
2) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to Stellantis in connection with certain services they are providing to the Company.
3) Other warrant expenses associated with the United warrant agreement.
4) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination and the one-time credit for the founder's grant forfeiture as disclosed previously.
5) Amounts reflect charges related to the Boeing Wisk Agreements.

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16 GAAP to Non-GAAP Reconciliation (cont.) NON-GAAP FINANCIAL MEASURES To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of non-GAAP financial measures to help us in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations. While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting our performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter and year ended December 31, 2024, we excluded items in the following general categories from one or more of our non-GAAP financial measures, certain of which are described below: – STOCK-BASED COMPENSATION EXPENSE We believe that providing non-GAAP measures excluding stock-based compensation expense, in addition to the GAAP measures, allows for better comparability of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine stock-based compensation expense. We believe that excluding stock-based compensation expenses enhances our ability and the ability of investors to understand the impact of non-cash stock-based compensation on our operating results and to compare our results against the results of other companies. – WARRANT EXPENSE & GAINS OR LOSSES FROM REVALUATION OF WARRANTS Expense from our common stock warrants issued to Stellantis and vendors, which is recurring (but non-cash) and gains or losses from change in fair value of public and private warrants from revaluation will be reflected in our financial results for the foreseeable future. We exclude warrant expense and gains or losses from change in fair value for similar reasons to our stock-based compensation expense. – TECHNOLOGY AND DISPUTE RESOLUTION AGREEMENTS Amounts reflect charges relating to the Boeing Wisk Agreements. Each of the non-GAAP financial measures presented in this letter to shareholders should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP and are presented for supplemental informational purposes only. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, the non-GAAP measures we use may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information in the reconciliation included in this letter to shareholders regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures included in this letter to shareholders.

17 Forward-Looking Statements & Disclaimers This shareholder letter includes forward-looking statements. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the first quarter of fiscal year 2025, our business strategy and plans, aircraft performance, the design and target specifications of our aircraft, the design of our manufacturing and automation processes, the production timeline, ramp-up and production volume of our manufacturing facilities, the pace at which we intend to design, develop, certify, conduct test flights, manufacture and commercialize our planned eVTOL aircraft, operational goals with respect to the timing of the launch of our commercial operations, the rate of scaling aircraft production and operating margins,the buildout and collaboration with Stellantis of our planned manufacturing facility and processes, including the ability to reach definitive documentation with respect to ongoing negotiations, the buildout and deployment of our UAM network, our ability to produce aircraft on our anticipated timeline to fulfill order demand, the design, development and implementation of vertiport infrastructure, the development, and projected market size of, the future urban air mobility market, our plans with respect to the strategic partnership with Anduril, indicative orders for aircraft in agreements with third-party partners, and the expected timeline for the receipt of regulatory certification from the FAA and international regulatory agencies. In addition, this shareholder letter refers to certain signed agreements that are conditioned on the future execution by the parties of additional binding definitive agreements incorporating the terms outlined in such signed agreements, which definitive agreements may not be completed or may contain different terms. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, manufacture and deliver our aircraft to customers; risks associated with indicative orders from certain third parties for our aircraft, which are subject to the satisfaction of certain conditions and/or further negotiation and reaching mutual agreement on certain material terms, and the risk that such parties cancel such orders or never place them; risks associated with being in the early stages of developing our defense program, and our inability to ensure that we will achieve some or any of the expected benefits of the program or that we will be successful in winning a bid to develop aircraft for the U.S. Department of Defense or any other military agency; risks associated with the expansion of our planned lines of business; risks associated with the current and future international expansion of our business and operations; our ability to realize the expected benefits of an autonomous aircraft development program, as well as the cost, timing and results of our development activities relating to autonomous aircraft; our ability to realize operating and financial results forecasts which rely in large part upon assumptions and analyses that we have developed; our ability to effectively market electric air transportation as a substitute for conventional methods of transportation, following receipt of governmental operating authority; our ability to compete effectively in the UAM and eVTOL industries; risks related to the operation of our UAM ecosystem in densely populated metropolitan areas and heavily regulated airports; our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; our ability to achieve our business milestones, such as commencing the manufacturing of our aircraft and launching products and services, on anticipated timelines; our dependence on suppliers for the parts and components in our aircraft, which are subject to uncertainties that could affect our operating results, including potential tariffs or other trade restrictions; our ability to ramp up to commercial-scale manufacturing capabilities; regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure; our ability to attract, integrate, manage, train and retain qualified personnel and key employees; natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances affecting metropolitan areas; the potential for losses and adverse publicity stemming from any accidents involving small aircraft, helicopters or charter flights, and in particular from accidents involving electric aircraft or lithium-ion battery cells, or test flights of our prototype eVTOL aircraft; risks associated with indexed price escalation clauses in customer contracts, which could subject us to losses if we have cost overruns or if increases in costs exceed the applicable escalation rate; our ability to address a wide variety of extensive

18 Forward-Looking Statements & Disclaimers (cont.) and evolving laws and regulations, including data privacy and security laws; our ability to protect our intellectual property rights from unauthorized use by third parties; our ability to obtain additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances; cybersecurity risks to our various systems and software. The indicative operational goals referenced in this document reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the our business, all of which are difficult to predict and many of which are beyond the our control including, among other things, the timing of the receipt of required certifications, licenses, approvals or authorizations from governmental authorities, the ramping up of manufacturing at the manufacturing facility in Georgia, the actual price per vehicle paid by customers and the costs of manufacturing the aircraft, consumer demand for our aircraft and the other matters described above. These operational goals should not be relied upon as being indicative of future economic performance or results. The inclusion of the operational goals in this document is not an admission or representation that such information is material. The assumptions and estimates underlying the operational goals are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual operating results to differ materially from those presented. There can be no assurance that these goals are indicative of our future performance or that actual results will not differ materially from those presented in the operational goals. Inclusion of the operational goals in this document should not be regarded as a representation by any person that the operational goals will be achieved. The information concerning our operational goals is subjective in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Additional risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our filings with the Securities and Exchange Commission (“SEC”), including our most recent Annual Report on Form 10-K, which is or will be available on our investor relations website at http://investors.archer.com and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

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